Exhibit 10.39

***Text Omitted and Filed Separately with the Securities and Exchange Commission.

Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

EXCLUSIVE DISTRIBUTION AGREEMENT – AMENDMENT No. 2

THIS AGREEMENT is made the 25th day of October 2013 (the “Effective Date”)

BETWEEN:

(1)	HORIZON PHARMA AG a company incorporated in accordance with the laws of Switzerland with its registered office at Kägenstrasse 17, CH-4153 Reinach, Switzerland (the “Principal”); and

(2)

MUNDIPHARMA INTERNATIONAL CORPORATION LIMITED a company incorporated in accordance with the laws of Bermuda with its registered office at Canon’s Court, 22 Victoria Street, Hamilton, HM 12 Bermuda (the “Distributor”).

RECITALS:

(A)

WHEREAS, the Principal and Distributor concluded an Exclusive Distribution Agreement (“EDA”) on November 4, 2010 to have the Product registered, marketed, sold and distributed by the Distributor in the Field in the Territory (the terms Product, Field and Territory are defined in the EDA); and,

(B)	WHEREAS, the Parties amended the EDA, effective March 5, 2012; and

(C)	WHEREAS, the Parties wish to further amend the EDA to include additional territories; and

(D)	WHEREAS, the Principal has agreed to grant the Distributor an Exclusive licenses and the rights as set out and upon and subject to the terms and conditions in this agreement and the EDA.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1

As used in this Agreement, capitalized words and expressions shall have the meanings defined in the EDA including this AMENDMENT, provided that the following words and phrases shall have the following meanings: In this Agreement, the following terms shall have the following meanings:

“AMENDMENT”	means this Agreement between the Parties as set out and described herein.

“COMMENCEMENT DATE”

means (1) November 4, 2010 with respect to the following countries in the Territory: Australia, China, Hong Kong, Indonesia, Korea, Malaysia, New Zealand, Philippines, Singapore, South Africa, Taiwan, Thailand, and Vietnam; and (2) March 5, 2012 with respect to the following countries in the Territory: Mexico, Brazil, Argentina, Colombia, Venezuela, Peru, Chile, Ecuador, Dominican Republic, Guatemala, Costa Rica, Uruguay, Bolivia, Panama, Nicaragua, El Salvador and Honduras; and (3) the Effective Date of this AMENDMENT for: Algeria, Angola, Bahrain, Benin, Botswana, Burkina Faso, Burundi, Cameroon, Central African Republic, Congo, Cote D’Ivoire, Democratic Republic of the Congo, Djibouti, Egypt, Equitorial Guinia, Eritria, Ethiopia, Gabon, Ghana, Guinia, Iran, Iraq, , Jordan, Kenya, Kuwait, Lebanon, Lesotho, Libya, Madagascar, Malawi, Mali, Mauritius, Morocco, Mozambique, Namibia, Nigeria, Oman, Qatar, Rwanda, Saudi Arabia, Senegal, Seychelles, Sierra Leone, Somalia, , South Sudan, Sudan, Swaziland, Tanzania, Togo, Tunisia, U.A.E, Uganda, Yemen, Zambia, Zimbabwe.

1.2	Any reference in this AMENDMENT to “writing” or cognate expressions includes a reference to facsimile transmission.

1.3	The headings in this AMENDMENT are for convenience only and shall not affect its interpretation.

1.4	References to “persons” includes individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships.

1.5	Any reference to an enactment or statutory provision is a reference to it as it may have been, or may from time to time be amended, modified, consolidated or re-enacted.

2.	AMENDMENTS TO THE EDA

2.1	Section 2.3.1 is added as follows:

For all countries in the Territory with a Commencement Date that is the Effective Date of this AMENDMENT, Distributor shall, prior to selling, marketing, distributing or otherwise making available or offering Product for sale in such country, obtain, at its sole cost, the Trademark, or if the Trademark is for any reason not available in such country any other trademark of its choice provided that such Trademark is acceptable to the Principal and provided further that the Trademark will upon Principal’s written request, be transferred to the Principal subject to the Principal’s obligation to reimburse the Distributor for all reasonably incurred direct and indirect costs.

2.2	Section 4.8 of the Agreement shall be amended as follows:

The Principal shall (and shall use commercially reasonable efforts to exercise any rights available to the Principal under the Development and License Agreement to require that SkyePharma pic shall), at the Principal’s cost and expense, maintain the Principal Intellectual Property in the Territory which shall include (without limitation) the prosecution, filing, maintenance and renewal of any patents and any reissues or reexaminations of any patents, including the payment of all related fees, with respect to any country in the Territory with a Commencement Date of November 4, 2010.

Before the Commencement Date, the Principal shall have provided the Distributor with a reasonably detailed written report of all material matters concerning the maintenance of the Principal Intellectual Property in the Territory. After the Commencement Date, upon written request by the Distributor (but not more often than on a quarterly basis), the Principal shall provide the Distributor with reasonably detailed written reports on material matters concerning the maintenance of the Principal Intellectual Property in the Territory. The Principal shall (and shall use commercially reasonable efforts to exercise any rights available to the Principal under the Development and License Agreement to require that SkyePharma plc shall) promptly sign all documents and take all other actions as may be necessary or desirable to maintain the Principal Intellectual Property in the Territory. If the Principal decides to cease the prosecution or maintenance of any Principal Intellectual Property in the Territory, then subject to the Development and License Agreement, it shall notify the Distributor in writing sufficiently in advance so that the Distributor may, at its discretion, assume the responsibility for the prosecution or maintenance of such Principal Intellectual Property, at the Distributor’s sole expense.

2.3	Section 5.2.1 is added as follows:

The terms described in Section 5.2 will not apply to any of countries in the Territory with a Commencement Date that is the Effective Date of this AMENDMENT.

2.4	Section 5.22 is added as follows:

Distributor is in compliance, and shall at all times maintain compliance, with all applicable laws and regulations in performing its obligations, including all consumer protection, health, safety, environmental, customs, import/export and all other applicable foreign, federal, state and local laws, regulations, standards and requirements. Distributor will specifically comply with the all applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act. Distributor promises that the Products (including any related technical data) will not be exported, sold, or otherwise diverted outside the Territory. Distributor agrees to comply with all applicable import, export, customs, licensing and product registration requirements, including the applicable requirements for a “routed export transaction” and certifies that (a) its export privileges have not been suspended, revoked or denied by the U.S. Bureau of Export Administration; (b) the Products are intended for civilian use; (c) the Products will not be involved in any way with the manufacture or distribution of weapons; (d) no technical data received from Principal will be transferred to any other party without Principal’s prior written consent. Buyer acknowledges U.S. origin items are subject to U.S. Export Administration Regulations. Distributor further represents that it has all necessary licenses or other approvals required to use, possess, prescribe or otherwise distribute the Products as permitted in this Agreement.

2.5	Schedule 1 of the EDA is amended to add the following additional countries:

“Algeria, Angola, Bahrain, Benin, Botswana, Burkina Faso, Burundi, Cameroon, Central African Republic, Congo, Cote D’Ivoire, Democratic Republic of the Congo, Djibouti, Egypt, Equitorial Guinia, Eritria, Ethiopia, Gabon, Ghana, Guinia, Iran, Iraq, Jordan, Kenya, Kuwait, Lebanon, Lesotho, Libya, Madagascar, Malawi, Mali, Mauritius, Morocco, Mozambique, Namibia, Nigeria, Oman, Qatar, Rwanda, Saudi Arabia, Senegal, Seychelles, Sierra Leone, Somalia,South Sudan, Sudan, Swaziland, Tanzania, Togo, Tunisia, U.A.E, Uganda, Yemen, Zambia, Zimbabwe.”

2.6	Schedule 3 of the EDA is amended to add the following Milestone Payments:

“Milestone Event	Milestone Payment

Amount to be paid within five (5) business days of the signature of this AMENDMENT	[…***…]

***Confidential Treatment Requested

In WITNESS WHEREOF the PARTIES hereto have caused this AMENDMENT to be executed in duplicate by their duly authorised officers as of the Commencement Date.

HORIZON PHARMA AG		MUNDIPHARMA INTERNATIONAL CORPORATION LIMITED

By:	/s/ Robert W. Metz	By:	/s/ Douglas Docherty
Name:	Robert W. Metz	Name:	Douglas Docherty
Title:	SVP Business Ops	Title:	General Manager

S:/8613a

HORIZON PHARMA AG

By:	/s/ Timothy P. Walbert
Name:	Timothy P. Walbert
Title:	Chairman, President and CEO